Exhibit 99.1

Manitex Announces $32.7 Million Equity Investment by Tadano, Ltd.

Bridgeview, IL, May 25, 2018 — Manitex International, Inc. (Nasdaq: MNTX) (“Manitex” or the “Company”), a leading international provider of truck and knuckle boom cranes, today announced the investment by Tadano, Ltd. (“Tadano”) of approximately $32.7 million in Manitex through the purchase of 2,918,542 shares of the Company’s common stock. The shares were purchased at $11.19 per share, which is the volume weighted average price of Manitex’s common stock on The Nasdaq Capital Market over the last 30 trading days. Upon closing of this transaction, Tadano will own 14.9% percent of Manitex’s outstanding shares of common stock. In addition, in connection with the transaction, Tadano has a right to designate one member to the Company’s Board of Directors. Ingo Schiller, President and Chief Executive Officer of Tadano America Corporation will be the initial member of the Board of Directors designated by Tadano. The transaction is expected to close on or about May 30, 2018.

“We are pleased to have Tadano as an investor in our Company. With over $1.7 billion in global annual sales, it is one of the premier crane companies in the world, with products and distribution channels that are complementary to ours. Tadano is a global leader in all-terrain and rough-terrain cranes and aerial work platforms. We see multiple opportunities to benefit from this strategic partnership and to take advantage of the currently favorable industrial environment,” commented David J. Langevin, Chief Executive Officer of Manitex.

Koichi Tadano, President and Chief Executive Officer of Tadano commented, “We are pleased to announce our investment in Manitex. We are hopeful that our strategic alliance with Manitex will assist in our mutual, future growth and profitability. Manitex is a recognized market leader in boom truck cranes, with its exceptionally strong brand and North American distribution, as well as its world-wide presence in the knuckle boom market. It is our hope that our investment will help the company’s continued progress both in the North America and internationally.”

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered specialized equipment including boom truck, truck and knuckle boom cranes. Our products, which are manufactured in facilities located in the USA and Italy, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, O&S, Badger, Sabre, and Valla.

About Tadano Global

Tadano, headquartered in Takamatsu, Japan, is a leading global provider of all-terrain and rough-train cranes. Its Corporate Philosophy is to provide high-value products and services, as it strives toward greater contribution to society and its customers. In line with this philosophy, its products play a vital role in the construction of everything from high-rise office buildings and highways to environmentally friendly wind turbines and the houses we call home.

Tadano has 3,311 employees and had 2017 sales of approximately 174 billion Yen (approximately $US 1.6 billion).

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact
Manitex International, Inc.	Darrow Associates Inc.
David Langevin	Peter Seltzberg, Managing Director
Chairman and Chief Executive Officer	Investor Relations
(708) 237-2060	(516) 419-9915
dlangevin@manitex.com	pseltzberg@darrowir.com